Exhibit 99.1

JMP Group Reports Second Quarter 2019 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--July 24, 2019--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended June 30, 2019.

A summary of JMP Group’s operating results for the quarter and six months ended June 30, 2019, and for comparable prior periods, is set forth below.

	Quarter Ended			Six Months Ended
(in thousands, except per share amounts)	June 30, 2019	Mar. 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Total net revenues	$28,068	$27,167	$44,264	$55,235	$71,475

Net income/(loss) attributable to JMP Group	($1,112)	$5,069	($1,988)	$3,957	($2,271)
Net income/(loss) attributable to JMP Group per share	($0.05)	$0.24	($0.09)	$0.19	($0.11)

Operating net income	($697)	$1,669	$3,384	$972	$1,753
Operating net income per share	($0.03)	$0.08	$0.16	$0.05	$0.08

Book value per share	$3.91	$4.08	$4.13	$3.91	$4.13
Adjusted book value per share	$4.67	$4.77	$5.08	$4.67	$5.08

For more information about operating net income, including a reconciliation to net income, and adjusted book value per share, including a reconciliation to book value per share, see the section below titled “Non-GAAP Financial Measures.”

“We had a disappointing second quarter due to lower-than-expected investment banking revenues,” said Chairman and Chief Executive Officer Joe Jolson. “However, the month of June was more in line with our expectations; and, given our current transaction pipeline, we are cautiously optimistic about our prospects for a strong second half of 2019. We continue to invest a material percentage of our earnings to grow our advisory business organically, hiring three M&A-focused managing directors so far this year. We’ve also made good progress at simplifying our balance sheet by reducing our investment portfolio and retiring long-term debt. In the second quarter, we sold our senior equity in our two most recent collateralized loan obligations at relatively attractive prices, using the proceeds to help finance a self-tender offer for 1.8 million, or about 9%, of our shares in June and the retirement of $11 million of our 8.00% senior notes in July.”

Segment Results of Operations

A summary of JMP Group’s operating net income per share by segment for the quarter and six months ended June 30, 2019, and for comparable prior periods, is set forth below.

	Quarter Ended				Six Months Ended
($ as shown)	June 30, 2019	Mar. 31, 2019		June 30, 2018	June 30, 2019		June 30, 2018

Broker-dealer	($0.04)	($0.05)		$0.12	($0.09)		$0.20

Asset management:
Asset management fee income	(0.01)	(0.03)		(0.01)	(0.04)		(0.04)
Investment income	0.09	0.23	(1)	0.14	0.31	(1)	0.11
Total asset management	0.07	0.20		0.13	0.28		0.07

Corporate costs	(0.07)	(0.07)		(0.10)	(0.14)		(0.19)

Operating EPS (diluted)	($0.03)	$0.08		$0.16	$0.05		$0.08
(1)	Includes a gain of $0.08 per share on the sale of a controlling interest in JMP Credit Advisors LLC to Medalist Partners LP.

Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $17.7 million, a decrease of 37.9% from $28.6 million for the quarter ended June 30, 2018. For the six months ended June 30, 2019, investment banking revenues were $29.6 million, a decrease of 39.8% from $49.2 million for the six months ended June 30, 2018.

A summary of the company’s investment banking revenues and transaction counts for the quarter and six months ended June 30, 2019, and for comparable prior periods, is set forth below.

	Quarter Ended						Six Months Ended
	June 30, 2019		Mar. 31, 2019		June 30, 2018		June 30, 2019		June 30, 2018
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Equity and debt origination	25	$12,328	17	$6,789	31	$24,049	42	$19,117	52	$35,911
Strategic advisory and private placements	3	5,408	6	5,090	6	4,513	9	10,498	13	13,313
Total	28	$17,736	23	$11,879	37	$28,562	51	$29,615	65	$49,224

Brokerage

Net brokerage revenues were $4.7 million, a decrease of 14.5% from $5.4 million for the quarter ended June 30, 2018. For the six months ended June 30, 2019, net brokerage revenues were $9.2 million, a decrease of 9.1% from $10.1 million for the six months ended June 30, 2018.

Total capital markets revenues, which consist of net brokerage revenues produced by the institutional equities division in addition to equity and debt origination revenues generated by the investment banking division, were $17.0 million and $28.3 million for the quarter and six months ended June 30, 2019, respectively, compared to $29.5 million and $46.0 million for the quarter and six months ended June 30, 2018, respectively.

Asset Management

Asset management fees were $2.4 million, a decrease of 56.2% from $5.4 million for the quarter ended June 30, 2018. For the six months ended June 30, 2019, asset management fees were $4.1 million, a decrease of 65.6% from $11.8 million for the six months ended June 30, 2018. The decrease is primarily due to the sale of the Harvest Small Cap Partners hedge fund strategy at year-end 2018. For the quarter and six months ended June 30, 2018, the fund strategy contributed $3.6 million and $8.4 million, respectively, to asset management fees. While the sale results in a considerable loss of asset management revenue, it was structured to have a neutral to slightly positive effect on JMP Group’s operating net income going forward, as the company will share in the fund strategy’s revenues in 2019 and beyond.

A summary of the company’s client assets under management for the quarter ended June 30, 2019, and for comparable prior periods, is set forth below.

(in millions)	June 30, 2019	Mar. 31, 2019	June 30, 2018
Harvest Capital Strategies, JMP Asset Management and HCAP Advisors	$544	$517	$889
JMP Credit Advisors (1)	-	-	1,111
Client assets under management	544	517	2,000
Assets under management by sponsored funds (2)	5,108	4,932	3,580
Client assets under management, including sponsored funds	$5,652	$5,449	$5,580
(1)

As announced on March 20, 2019, JMP Group sold a 50.1% equity interest in JMP Credit Advisors LLC to Medalist Partners LP and a 4.9% interest to employees of JMP Credit Advisors. Consequently, assets managed by Medalist Partners Corporate Finance, the former JMP Credit Advisors, are included among sponsored funds as of March 31, 2019.

(2)	Funds managed by third-party asset managers in which JMP Group owns an economic interest.

Principal Transactions

Principal transactions generated a net gain of $1.4 million, compared to a net gain of $1.7 million for the quarter ended June 30, 2018. For the six months ended June 30, 2019, principal transactions generated a net gain of $6.7 million, compared to a net loss of $1.9 million for the six months ended June 30, 2018. The difference is primarily due to a gain of $3.4 million on the sale of a majority interest in JMP Credit Advisors in March 2019, in addition to a gain of $0.2 million on JMP Group’s investment in Workspace Property Trust for the quarter ended March 31, 2019, compared to a loss of $2.0 million on the investment for the quarter ended March 31, 2018, due to costs associated with a failed initial public offering.

Net Interest Income

Net interest income was $0.8 million, a decrease of 79.4% from $4.0 million for the quarter ended June 30, 2018. For the six months ended June 30, 2019, net interest income was $4.4 million, a decrease of 38.2% from $7.0 million for the six months ended June 30, 2018. The difference is primarily due to a change in the recognition of income from investments in collateralized loan obligations following the sale of a majority interest in JMP Credit Advisors to Medalist Partners in March 2019.

Provision for Loan Losses

For the quarter ended June 30, 2019, there was no loan loss provision, because JMP Group deconsolidated all collateralized loan obligations from the company’s financial statements upon the sale of a majority interest in JMP Credit Advisors to Medalist Partners in March 2019. For the quarter ended June 30, 2018, the net loan loss provision was $1.3 million.

Expenses

Compensation and Benefits

Compensation and benefits expense was $19.9 million, compared to $29.1 million for the quarter ended June 30, 2018. As a percentage of net revenues, compensation and benefits expense was 71.1%, compared to 65.8% for the quarter ended June 30, 2018. With regard to annually awarded compensation, a non-GAAP measure that adjusts compensation expense related to share-based awards and deferred compensation, compensation and benefits expense was 69.0% of net revenues, compared to 65.7% for the quarter ended June 30, 2018.

For the six months ended June 30, 2019, compensation and benefits expense was $37.2 million, compared to $53.4 million for the six months ended June 30, 2018. As a percentage of net revenues, compensation and benefits expense was 67.3%, compared to 74.7% for the six months ended June 30, 2018. With regard to annually awarded compensation, compensation and benefits expense was 64.7% of net revenues, compared to 74.4% for the six months ended June 30, 2018. The difference is in part due to the sale of the Harvest Small Cap Partners hedge fund strategy at year-end 2018. In 2018, when the strategy’s revenues and expenses were recognized by JMP Group, any incentive fees earned, substantially all of which were passed through to the strategy’s investment team as compensation, resulted in elevated compensation ratios in certain periods.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $9.8 million and $18.7 million for the quarter and six months ended June 30, 2019, respectively, compared to $11.4 million and $21.7 million for the quarter and six months ended June 30, 2018, respectively.

Share Repurchase Activity

During the quarter ended June 30, 2019, JMP Group repurchased 1,978,303 shares of its common stock, including 1,816,732 shares in connection with a self-tender offer that expired on June 13, 2019. In aggregate, share repurchases during the quarter cost $7.8 million, or $3.95 per share.

Personnel

At June 30, 2019, the company had 200 full-time employees, compared to 197 at March 31, 2019, and 215 at June 30, 2018.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance across various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As presented by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that utilizes adjusted compensation and benefits expense as the numerator. This adjusted ratio excludes certain compensation-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards and deferred compensation (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented).

A statement of JMP Group’s compensation ratio for the quarter and six months ended June 30, 2019, and for comparable prior periods, is set forth below.

	Quarter Ended			Six Months Ended
($ in thousands)	June 30, 2019	Mar. 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Total net revenues	$28,068	$27,167	$44,264	$55,235	$71,475

Compensation and benefits	$19,945	$17,222	$29,138	$37,167	$53,399
Subtract/(add back):
Share-based awards and deferred compensation	587	844	69	1,431	213
Adjusted compensation and benefits	$19,358	$16,378	$29,069	$35,736	$53,186

Ratio of compensation expense to net revenues	71.1%	63.4%	65.8%	67.3%	74.7%
Ratio of adjusted compensation expense to net revenues	69.0%	60.3%	65.7%	64.7%	74.4%

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) excludes the impact of the early retirement of debt issued by JMP Group and a CLO, (iv) excludes transaction costs related to a CLO, (v) excludes amortization expense related to a CLO, (vi) reverses unrealized gains or losses related to real estate investment properties, (vii) reverses net unrealized gains and losses on strategic equity investments and warrants, and (viii) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the non-specific loss provision recorded with regard to loans held by collateralized loan obligations and loans held for investment, which is required by GAAP, prior to the quarter ended March 31, 2019;
  one-time expenses associated with the redemption of debt underlying JMP Credit Advisors CLO III (in the first quarter of 2018), the partial redemption of senior notes due 2023 (in the third quarter of 2018), and the resulting acceleration of the amortization of remaining capitalized issuance costs for each;
  one-time transaction costs related to the refinancing of notes issued by JMP Credit Advisors CLO III;
  amortization expense related to an intangible asset resulting from the repurchase of a portion of the management fees from JMP Credit Advisors CLO III;
  unrealized gains or losses on commercial real estate investments, adjusted for non-cash expenditures, including depreciation and amortization;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  as of January 1, 2019, a combined federal, state and local income tax rate of 26% at the consolidated taxable parent company, JMP Group, while, prior to January 1, 2019, a combined federal, state and local income tax rate of 26% at the taxable direct subsidiary of JMP Group and a tax rate of 0% at the company’s other direct subsidiary, which was a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and six months ended June 30, 2019, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands, except per share amounts)	June 30, 2019	Mar. 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Net income/(loss) attributable to JMP Group	($1,112)	$5,069	($1,988)	$3,957	($2,271)

Add back/(subtract):
Income tax expense/(benefit)	(517)	(4,102)	4,895	(4,619)	(673)
Income/(loss) before taxes	(1,629)	967	2,907	(662)	(2,944)

Add back/(subtract):
Share-based awards and deferred compensation	587	844	69	1,431	213
General loan loss provision/(reversal) – collateralized loan obligations	-	-	1,164	-	1,493
Early retirement of debt	-	-	-	-	1,318
Restructuring costs – CLO portfolios	-	-	(10)	-	54
Amortization of intangible asset – CLO III	-	277	69	277	138
Unrealized (gain)/loss – real estate-related depreciation and amortization	221	557	(24)	778	1,604
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	(121)	(390)	(295)	(511)	343
Operating income/(loss) before taxes	(942)	2,255	3,880	1,313	2,219

Income tax expense/(benefit)	(245)	586	496	341	466
Operating net income/(loss)	($697)	$1,669	$3,384	$972	$1,753

Operating net income/(loss) per share:
Basic	($0.03)	$0.08	$0.16	$0.05	$0.08
Diluted (1)	($0.03)	$0.08	$0.16	$0.05	$0.08

Weighted average shares outstanding:
Basic	20,772	21,288	21,537	21,028	21,601
Diluted (1)	20,962	21,429	21,745	21,151	21,772
(1)

On a GAAP basis, the weighted average number of diluted shares outstanding for the quarters ended June 30, 2019, and June 30, 2018, and for the six months ended June 30, 2018, was 20,771,802, 21,536,706 and 21,600,823, respectively, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for those periods. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Book Value per Share

At June 30, 2019, JMP Group’s book value per share was $3.91. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of adjusted net revenues, adjusted principal transaction revenues and operating net income. Starting with the quarter ended March 31, 2019, the add-back includes a tax provision related to the expense reversed in that period, due to the company’s election to be taxed as a C corporation as of January 1, 2019. Likewise, adding back the accumulated general loan loss provision related to collateralized loan obligations reflects the reversal of that provision in the calculation of adjusted net revenues and operating net income, an adjustment not made subsequent to the sale of a majority interest in JMP Credit Advisors in March 2019. As a result, adjusted book value per share was $4.67 for the quarter ended June 30, 2019, as set forth below.

(in thousands, except per share amounts)	June 30, 2019		Mar. 31, 2019	June 30, 2018

Shareholders' equity	$75,441		$86,633	$88,654

Accumulated unrealized loss – real estate-related depreciation and amortization	$14,759		$14,596	$13,555
Accumulated general loan loss provision – collateralized loan obligations	-		-	6,951
Adjusted shareholders' equity	$90,200		$101,229	$109,160

Book value per share	$3.91		$4.08	$4.13
Adjusted book value per share	$4.67		$4.77	$5.08

Basic shares outstanding	19,302		21,210	21,486

Quarterly operating ROE (1)	(3.4%	)	7.8%	14.9%
LTM operating ROE (1)	6.2%		10.6%	7.9%

Quarterly adjusted operating ROE (1)	(2.9%	)	6.4%	12.2%
LTM adjusted operating ROE (1)	5.1%		8.7%	6.7%
(1)

Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. ET on Thursday, July 25, 2019. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 3494894.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2018, as filed with the U.S. Securities and Exchange Commission on March 28, 2019, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2018, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and investor conference calls and webcasts.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture capital and private capital activities through Harvest Capital Strategies and JMP Asset Management; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)
(in thousands)	June 30, 2019	Dec. 31, 2018

Assets

Cash and cash equivalents	$52,901	$70,927
Restricted cash and deposits	1,221	61,881
Marketable securities owned	81,499	18,874
Other investments	32,112	16,124
Loans held for investment, net of allowance for loan losses	5,292	29,608
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	-	1,161,463
Other assets	62,948	32,365
Total assets	$235,973	$1,391,242

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased	$2,724	$4,626
Accrued compensation	13,672	41,609
Bond payable, net of issuance costs	83,706	83,497
Note payable	15,812	829
Asset-backed securities issued, net of issuance costs	-	1,112,342
CLO warehouse facility	-	22,500
Other liabilities	44,887	28,633
Total liabilities	160,801	1,294,036

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	75,441	83,707
Non-redeemable non-controlling interest	(269)	13,499
Total equity	75,172	97,206
Total liabilities and shareholders' equity	$235,973	$1,391,242

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended		Six Months Ended
(in thousands, except per share amounts)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Revenues:
Investment banking	$17,736	$28,562	$29,615	$49,224
Brokerage	4,657	5,447	9,192	10,111
Asset management fees	2,354	5,378	4,057	11,803
Principal transactions	1,423	1,684	6,711	(1,936)
Gain/(loss) on sale and payoff of loans	(21)	(150)	(38)	(332)
Net dividend income	293	319	589	615
Other income	793	311	758	360
Non-interest revenues	27,235	41,551	50,884	69,845

Interest income	2,772	15,669	17,063	28,379
Interest expense	(1,939)	(11,634)	(12,712)	(21,336)
Net interest income	833	4,035	4,351	7,043

Gain/(loss) on repurchase or early retirement of debt	-	(42)	-	(2,668)
Provision for loan losses	-	(1,280)	-	(2,745)
Total net revenues	28,068	44,264	55,235	71,475

Non-interest expenses:
Compensation and benefits	19,945	29,138	37,167	53,399
Administration	2,748	2,711	4,677	4,944
Brokerage, clearing and exchange fees	733	788	1,434	1,565
Travel and business development	1,347	1,202	2,368	2,156
Managed deal expenses	1,334	2,348	1,867	3,914
Communications and technology	1,127	1,047	2,180	2,109
Occupancy	1,409	1,143	2,832	2,260
Professional fees	821	1,138	2,277	3,043
Depreciation	311	287	608	551
Other	5	776	500	1,163
Total non-interest expense	29,780	40,578	55,910	75,104

Net income/(loss) before income tax	(1,712)	3,686	(675)	(3,629)
Income tax expense/(benefit)	(517)	4,895	(4,619)	(673)
Net income/(loss)	(1,195)	(1,209)	3,944	(2,956)
Less: Net income/(loss) attributable to non-redeemable non-controlling interest	(83)	779	(13)	(685)
Net income/(loss) attributable to JMP Group	($1,112)	($1,988)	$3,957	($2,271)

Net income/(loss) attributable to JMP Group per share:
Basic	($0.05)	($0.09)	$0.19	($0.11)
Diluted	($0.05)	($0.09)	$0.19	($0.11)

Weighted average common shares outstanding:
Basic	20,772	21,537	21,028	21,601
Diluted	20,772	21,537	21,151	21,601

Contacts

Investor Relations Contact
JMP Group LLC
Andrew Palmer
(415) 835-8978
apalmer@jmpg.com

Media Relations Contacts
Dukas Linden Public Relations, Inc.
Zach Leibowitz
(646) 722-6528
zach@dlpr.com

Alyssa Noud
(646) 722-6525
alyssa@dlpr.com